UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 9, 2016, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2005 Acquisition Equity Incentive Plan (as amended, the “2005 Plan”). The Amendment:

1.	clarifies that awards may only be granted under the 2005 Plan in connection with an acquisition or merger or as an inducement to employees who were not previously employed by the Company; and

2.	provides that the 2005 Plan shall continue in effect until terminated by the Board.

The foregoing is a summary description of the 2005 Plan, and is qualified in its entirety by the text of the 2005 Plan, which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

On January 15, 2016, the Board approved a one-time bonus of $100,000 for Richard Belluzzo in recognition of the Company’s achievements during Mr. Belluzzo’s leadership, including exceeding performance goals for two consecutive quarters.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Viavi Solutions Inc. 2005 Acquisition Equity Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

February 16, 2016